Exhibit 99.1

Investor Name	Amount Invested	Number of Units
Magnetar Capital Master Fund, Ltd.	$4,207,500.00	9,900,000
Investors Managed By Wellington Capital Management Investors:
WTC-CIF Technical Equity Portfolio	$734,102.50	1,727,300
Raytheon Master Pension Trust	$732,317.50	1,723,100
Raytheon Master Pension Trust	$357,340.00	840,800
WTC-CIF Opportunistic Equity Portfolio	$333,540.00	784,800
Raytheon Master Pension Trust	$192,100.00	452,000
Madeira Partners, L.P.	$174,165.00	409,800
Madeira Investors (Bermuda) L.P.	$168,470.00	396,400
The Hartford Mutual Funds, Inc.: The Hartford Capital Appreciation II Fund	$159,375.00	375,000
WTC-CIF Special Equity Portfolio	$148,524.75	349,470

Investors Managed By Highfield Capital Investors:
Highfields Capital Ltd.	$1,080,001.50	2,541,180
Highfields Capital II LP	$299,999.00	705,880
Highfields Capital I LP	$119,998.75	282,350

Investors Managed By Cumberland Associates LLC Investors:
Cumberland Partners	$527,066.30	1,240,156

Cumberland Benchmarked Partners, L.P.	$357,136.00	840,320
Cumber International S.A.	157,058.75	369,550
LongView Partners B, L.P.	$123,879.00	291,480
Summer Street Cumberland Investors, LLC	$52,521.50	123,580
HFR HE Platinum Master Trust	$30,965.50	72,860
Cumberland Long Partners, L.P.	$1,372.75	3,230

SF Capital Partners Ltd.	$1,000,000.35	2,352,942
Sunrise Equity Partners, L.P.	$750,000.00	1,764,705
CAMOFI Master LDC	$500,000.00	1,176,470
Whalehaven Capital Fund Limited	$500,000.00	1,176,470
SDS Capital Group SPC, Ltd.	$499,999.75	1,176,470
Excalibur Limited Partnership	$425,000.00	1,000,000
RHP Master Fund, Ltd.	$250,000.30	588,236
Springbok Capital Master Fund, LP	$222,774.80	524,176
David Hovey	$200,000.00	470,588
Nite Capital	$150,025.00	353,000
AJW Off Shore Ltd.	$118,100.00	277,882
Amnon Mandelbaum	$100,000.00	235,294
Ethel Marie Grossfeld	$100,000.00	235,294
Daniel M. Kornhauser	$100,000.00	235,294
BH Capital Investments LP	$99,875.00	235,000
David M. Lewis	$76,500.00	180,000

Richard and Linda Grossfeld as Joint Tenants	$75,000.00	176,470
Aaron Foley	$63,750.00	150,000
AJW Qualified Partners, LLC	$57,000.00	134,117
Gloria Kassin	$54,000.00	127,058
Tom Heinlein	$53,975.00	127,000
Francis X. Colannino	$42,500.00	100,000
DCM Limited	32,225.20	75,824
AS Capital Partners, LLC	$25,500.00	60,000
Bruce L. Lewis	$25,500.00	60,000
Marilyn Adler	$25,000.00	58,823
David Goodfriend	$25,000.00	58,823
AJW Partners LLC	$22,200.00	52,235
Jeffrey Grossfeld	$10,000.00	23,529
Kevin Grossfeld	$10,000.00	23,529
Michael P. Murphy	$6,375.00	15,000
New Millenium Capital Partners II, LLC	$2,700.00	6,352
TOTAL	$15,580.434.20	36,659,837